Exhibit 77 (C)


                 Matters Submitted to a Vote of Security Holders

 Voting Results of the Matters Submitted to a Vote of the Pax World Growth Fund
            Shareholders at the Pax World Growth Fund Annual Meeting
                       of Shareholders held June 12, 2003.

              Quorum Needed: 50%; Outstanding Shares Voted: 58.12%

1. BOARD OF DIRECTORS: To elect a Board of eight Directors, each to hold office until the next Annual Meeting of the Shareholders of the Fund or until a successor shall have been chosen and shall have qualified.

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     DIRECTOR/TRUSTEE          % FOR            % WITHHELD            PASSED
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Carl H. Doerge, Jr.            96.44               3.56                Yes
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Thomas W. Grant                91.33               8.67                Yes
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James M. Large, Jr.            96.40               3.60                Yes
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Joy L. Liechty                 97.48               2.52                Yes
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Laurence A. Shadek             90.79               9.21                Yes
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Sanford C. Sherman             96.80               3.20                Yes
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Nancy S. Taylor                97.38               2.62                Yes
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Esther J. Walls                97.41               2.59                Yes
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2. SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS: At the Meeting, the votes cast for, against and abstaining from voting with respect to the ratification of the selection of Ernst & Young LLP as Independent Accountants were as follows:

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           % FOR             % AGAINST           % ABSTAIN            PASSED
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           95.26                1.48               3.26                Yes
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3. IN THEIR DISCRETION, ON ALL OTHER BUSINESS: At the Meeting, the votes cast for, against and abstaining from voting with respect to transact such other business as may properly come before such Meeting or any adjournment thereof:

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           % FOR             % AGAINST          % ABSTAIN            PASSED
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           84.36                7.20               8.45                Yes
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